SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                            DSA Financial Corporation
             (Exact Name of Registrant as Specified in Its Charter)


                  Delaware                          (To be applied for)
----------------------------------------   ------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)



118 Walnut Street, Lawrenceburg, Indiana                 47025
----------------------------------------   -------------------------------------
(Address of Principal Executive Offices)               (Zip Code)

    If this form relates to                If this form relates to
    the registration of a                  the registration of a
    class of securities pursuant           class of securities pursuant
    to Section 12(b) of the                to Section 12(g) of the
    Exchange Act and is effective          Exchange Act and is effective
    pursuant to General Instruction        pursuant to General Instruction
    A.(c), please check the following      A.(d), please check the following
    box.  |_|                              box.  |X|

         Securities Act registration statement file number to which this form relates: 333-113538

         Securities to be registered pursuant to Section 12(b) of the Act.

         None                                                 N/A
   -------------------                          --------------------------------
  (Title of Class)                              (Name of Each Exchange on Which
                                                 Each Class is to be Registered)


         Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, par value $0.01 per share
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
----------------------------------------------------------------

         For a description of the Registrant's securities, reference is made to "Our Dividend Policy," "The Conversion," "Description of Capital Stock of DSA Financial Following the Conversion," and "Restrictions on Acquisition of DSA Financial" in the Registrant's Registration Statement on Form SB-2 (File No. 333-113538), as filed March 12, 2004 and as amended on April 28, 2004, May 5, 2004 and May 13, 2004, which is hereby incorporated by reference. For a description of the provisions of the Registrant's Certificate of Incorporation and Bylaws, reference is made to "Description of Capital Stock of DSA Financial Following the Conversion," and "Restrictions on Acquisition of DSA Financial" in the Registrant's Registration Statement on Form SB-2 (Registration Number 333-113538), as filed March 12, 2004 and as amended on April 28, 2004, May 5, 2004 and May 13, 2004.

Item 2.  Exhibits.
-----------------

         1. Registration Statement on Form SB-2 (Registration Number 333-113538) as filed March 12, 2004 and as amended on April 28, 2004, May 5, 2004 and May 13, 2004, is hereby incorporated by reference.

         2. Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form SB-2 as filed March 12, 2004 and as amended on April 28, 2004, May 5, 2004 and May 13, 2004).

         3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form SB-2 as filed March 12, 2004 and as amended on April 28, 2004, May 5, 2004 and May 13,
                  2004).

         4.       Form of Common Stock Certificate (incorporated by reference to
                  Exhibit 4 of the Registration Statement on Form SB-2 as filed March 12, 2004 and as amended on April 28, 2004, May 5, 2004 and May 13, 2004).

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           DSA FINANCIAL CORPORATION



Date:   June 22, 2004                  By: \s\ Edward L. Fischer
                                           -------------------------------------
                                           Edward L. Fischer
                                           President and Chief Executive Officer